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                                                                   EXHIBIT 10.22


                        MASTER CONTENT PROVIDER AGREEMENT

This Content Provider Agreement ("Agreement") is entered into this 9th day of February, 2000 by and between Broadcast Entertainment.com, Inc., a corporation with its principal offices at 443 Congress Street, Portland, ME 04101 ("Provider") and i3 Mobile, Inc. ("i3"), a Delaware corporation, with its principal offices at 181 Harbor Drive, Third Floor, Stamford, CT 06902.

WHEREAS, i3 has developed proprietary systems, procedures and technologies to deliver to its customers a wide assortment of content, data and transactional services directly to wireless devices and enables such customers to personalize such delivery to meet their specific needs and preferences; and

WHEREAS, Provider is in the business of aggregating entertainment related content and services; and

WHEREAS, Provider is desirous of aggregating and providing i3 with certain entertainment related content, data and transactional services for delivery to i3's wireless customers either directly or through i3's distributors in accordance with the terms and provisions of this Agreement.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

1. BUSINESS OVERVIEW. Provider shall provide i3 with exclusive access to a wide variety of customizable entertainment related content, data and transactional services aggregated by Provider from a variety of third party sources which may include Provider's own content (hereafter referred to collectively as "Content Providers").

         (a) CONTINUOUS JOINT MARKETING. Throughout the term of this Agreement, Provider and i3 will use their reasonable best efforts to work together to develop and produce wireless products based on content received from Content Providers and related promotional materials that are designed to enhance the demand for wireless entertainment content and services by end-users (services based on Provider's content shall be referred to as "Wireless Content Services").

         (b) EXCLUSIVE RELATIONSHIP. Subject to the exclusion for "Existing Contracts," as set forth below, during the term of this Agreement i3 hereby appoints Provider as i3's exclusive content provider and aggregator for the entertainment related content as is more specifically defined on Appendix A, which is attached hereto and made a part hereof. i3 and Provider acknowledge that i3 has entered into agreements with other parties including other content providers prior to the date hereof which content providers are listed on Appendix A attached hereto and made a part hereof (the "Existing Contracts"). The Provider understands and agrees that i3 will honor all current and future obligations under the Existing Contracts (including renewals) without violating the exclusivity provisions of this Agreement. It is understood, however, that i3 agrees that it will use its commercially reasonable, good faith efforts to arrange a meeting with each of the Existing Contracts to enable Provider and i3 to formally present this relationship and request that the Existing Contracts, in their sole discretion, consider directing their content through Provider.

         (c) PROTOCOL. Provider shall provide or require the Content Providers to provide the Wireless Content Services to i3 in conformance with the Technical Specifications set forth in Appendix C attached hereto and made a part hereof.

         (d) ADDITIONAL SERVICES. At any time during the term of this Agreement, Provider may request that i3 provide deliverables and materials or perform additional work and services ("Additional Services"). In the event i3 elects to perform such Additional Services, the parties shall outline the specifications, cost

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and delivery dates of the project on a statement of work ("Statement of Work").
Each Statement of Work must be mutually agreed upon by the parties and shall only be effective and incorporated into this Agreement when executed by both parties. Each Statement of Work shall be dated for identification and must include a detailed description of the agreed upon work, services and/or deliverables to be furnished together with any available standard commercially available specifications, documentation and descriptions for same ("Specifications"), the location for the delivery and installation (if applicable) ("Delivery Location"), a Milestone Schedule listing performance, delivery and other key dates for the work effort involved (each, a "Scheduled Delivery Date"), the fixed price or time and materials charges, including support charges, if any, and whether such are monthly, quarterly or annual, if applicable, and any additional terms the parties mutually agree to include. The first Statement of Work issued hereunder is set forth on Appendix E attached hereto and made a part hereof.

         (e) ADVERTISING In all instances in which Provider is the sole aggregator of the content, data, or transactional services delivered or otherwise made available to end users pursuant to Appendix A Part A of this Agreement, i3 hereby assigns Provider and its affiliate, AlliedAdvertising.com, all of i3's rights to place advertising at prevailing market rates, on an exclusive basis, in connection with the Wireless Content Services. The determination of whether Provider is the sole aggregator for purposes of the preceding sentence shall exclude any icons, marks or text that may be included in the Wireless Content Services to identify either i3 or its distributor as the provider of the service. All net revenues generated from the activities of Provider in connection with this provision, either directly or through any of its affiliates, shall be subject to the terms of Appendix B. Provider shall use for itself, and cause its affiliates to use, commercially reasonable efforts to obtain the highest placement rates for the advertising placed pursuant to the terms of this Agreement.

         In those instances where Provider is not the sole aggregator of content, data or transactional services delivered or otherwise made available to the end users but in which i3 otherwise controls the placement of such advertising, i3 shall not permit any third party to advertise products that compete with the content, data and transactional services aggregated by Provider pursuant to Appendix A Part A. The determination of whether a third party's products compete with Providers shall be made by i3 using its commercially reasonable business judgement. In those instances where i3 does not control the placement of such advertising, it shall use commercially reasonable efforts to protect each of the parties' respective interests.

2. DISTRIBUTION AND FEES. (a) Subject to the terms and conditions of this Agreement, Provider grants i3 an exclusive worldwide license and right to distribute the Wireless Content Services to distributors and end-users. The term "end-users" refers to all individuals who receive wireless information and messaging services from i3 through the i3 Network either directly or indirectly through its distributors such as Wireless Network Operators and other enterprises under contract with i3. Distributors shall have the right to market the Wireless Content Services and distribute the Wireless Content Services to end-users. The exclusive worldwide license and right granted to i3 hereunder extends to any and all current or future wireless communications devices including, but not limited to, SMS and WAP based PCS telephones, WAP browsers, PDA's, pagers, in vehicle and in airline devices and all other enabling wireless devices for worldwide distribution. Payments relating to revenues derived from the marketing of the Wireless Content Services are set forth on Appendix B.

         (b) If Provider identifies an end-user or distributor that Provider wants to receive the Wireless Information Services, i3 shall use its commercially reasonable efforts to secure an agreement with such end-user or distributor. If i3 is unsuccessful, for whatever reason, Provider shall have the right to enter into direct negotiations with such end-user or distributor and to enter into any contract or agreement resulting therefrom subject to the payment provisions set forth on Appendix B.



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3. CONTENT. i3 acknowledges that this Agreement does not transfer to i3, distributors or end-users any proprietary right, title or interest, including copyright, in and to the content made available by Content Providers as part of the Wireless Content Services. i3 shall not directly edit, abridge, rewrite or in any way alter the content of the Wireless Content Service or create any work derived from the content of the Wireless Content Services that changes its meaning or tone. Provider agrees that i3 may make changes to the content to meet wireless display equipment formats.

4. SELECTION OF CONTENT PROVIDERS. (a) i3 and the Provider hereby agree that all content delivered by Content Providers shall be mutually agreed upon by i3 and Provider, each in the exercise of good faith and reasonable commercial and technical business judgement. i3 and Provider agree and acknowledge that, from time to time, Provider may engage the services of Content Providers to assist Provider in fulfilling its obligations hereunder. i3 and Provider agree and acknowledge that before the Provider engages the services of any Content Provider, the Provider shall give written notice to i3 of the name of the Content Provider and a brief summary of the content that such Content Provider will provide (such notice being hereinafter referred to as a "Content Provider Notice"). Within five (5) days of i3's receipt of a Content Provider Notice, i3 may provide written notice to the Provider that i3 rejects the Content Provider in which case i3 may provide Provider with an alternative content provider (any such notice being hereinafter referred to as a "Content Provider Replacement Notice"). If i3 provides a Content Provider Replacement Notice, the Provider shall not enter into an agreement with the Content Provider specified in the Content Provider Notice and shall, instead, engage in good faith negotiations to agree upon the terms upon which the Provider will retain the content provider specified in the Content Provider Replacement Notice. To the extent possible, Provider shall utilize the form of agreement set forth on Appendix D as the basis of contract. i3 and Provider agree and acknowledge that Provider may receive compensation from Content Providers. i3 agrees and acknowledges that any fees, compensation or other consideration paid by any Content Provider to Provider shall be the sole and exclusive property of Provider and, unless otherwise agreed upon, i3 shall have no right to receive any portion thereof.

         (b) If i3 identifies a potential content provider covered by the exclusivity provisions hereof, Provider shall use its commercially reasonable efforts to secure an agreement with such content provider. If Provider is unsuccessful, for whatever reason, i3 shall have the right to enter into direct negotiations with such content provider and to enter into any contract or agreement resulting therefrom subject to the payment provisions set forth on Appendix B.

5. TRADENAMES, TRADEMARKS AND LOGOS. i3 hereby grants Provider the right to use and publish in connection with the Wireless Content Services and promotional materials describing the Wireless Content Services, the trademarks, trade names and logos now or hereafter owned or used by i3 which are associated with i3 or the Wireless Content Services ("i3's Marks") provided such use and publication complies with the applicable guidelines available to Provider on i3's web site.

         (a) RIGHT OF APPROVAL. Provider agrees to submit to i3 a sample of the proposed use of i3's Marks on or with the Wireless Content Services, boxes, containers and/or packaging, and i3 shall have approved such proposed use in writing prior to any sale of the Wireless Content Services using such of i3's Marks in the proposed manner or any other public use of i3's Marks in the proposed manner by Provider. Approval will not be unreasonably withheld, and if i3 does not provide a written response within ten (10) days of the receipt of such a request, approval shall be considered granted.

         (b) PROVIDER'S TRADEMARKS. Provider shall use commercially reasonable best efforts to procure for i3 the right to use the respective trademarks, logos and trade names of all Content Providers in connection subject to their respective published branding guidelines. The parties acknowledge that this is a material element of this business relationship. i3 acknowledges that all service marks, trademarks, brands, logos and trade names used by Content Providers (collectively the "Provider Marks") are the exclusive property of the Content Providers and are authorized for use by the Content Providers. i3 shall not use any


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of the Provider Marks for any purpose or in any medium without the express prior written consent of Provider. i3 acknowledges that this Agreement does not transfer any rights to use any Provider Marks and that this Agreement does not and will not confer any goodwill or other interest in any Provider Marks upon i3, all rights to which shall remain with Provider.

6. TERM. The term of this Agreement shall be five (5) years beginning on March 1, 2000 (the "Effective Date") subject to the approval of this Agreement by i3's board of directors prior to such date. In the event i3's board does not approve this Agreement prior to the Effective Date, this Agreement shall terminate without any further obligation or liability of any kind. At least three (3) months prior to the expiration of the initial term or any subsequent term hereof, Provider shall give i3 notice of its intention to renew the Agreement. The parties shall thereupon work in good faith to reach mutually acceptable terms on which to continue this relationship.

7. REPORTING AND PAYMENT. (a) i3 will deliver to Provider an activity report by the 30th day following the end of each calendar quarter containing a summary review of the Wireless Content Services delivered to users and revenues received for the preceding calendar quarter. i3 may issue the report in electronic format provided that Provider can access such format. Additional reporting information may be made available to Provider upon request. All payments hereunder with respect to any calendar quarter shall be made in immediately available U.S. funds at Provider's address within thirty (30) days of the end of such quarter. Any amount not paid when due shall bear a late payment charge, until paid, at the rate of [*] or, if lesser, the maximum amount permitted by law.

         (b) Provider will make all payments due i3 hereunder in immediately available U.S. funds at i3's address within thirty (30) days of receipt of invoice. Any amount not paid when due shall bear a late payment charge, until paid, at the rate of [*] or, if lesser, the maximum amount permitted by law.

8. i3 WARRANTIES AND REPRESENTATIONS.

     (a) TITLE. i3 warrants that it has all necessary right, power and authority to grant the rights and licenses granted Provider hereunder with respect to the Wireless Content Services and neither the license or use as permitted hereunder will in any way constitute an infringement or other violation of any trademark, copyright, patent, trade secret or other intellectual property right of any third party. i3 further warrants that the Wireless Content Services licensed hereunder shall be free and clear of all claims, security interests, liens and encumbrances of any kind.

     (b) EXISTING CONTRACTS. Attached hereto as EXHIBIT A is a true and accurate excerpt from the S-1 filed by i3 on January 7, 2000, relating to certain of i3's existing distribution relationships with wireless network operators. i3 represents and warrants that the statements set forth therein remain true and accurate in all material respects as of the date hereof.

     (c) DISCLAIMER. EXCEPT AS SPECIFICALLY STATED IN THIS SECTION, NEITHER i3 NOR ITS DISTRIBUTORS MAKE ANY WARRANTIES OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY (INCLUDING, WITHOUT LIMITATION, TIMELINESS, TRUTHFULNESS, SEQUENCE, COMPLETENESS, ACCURACY, FREEDOM FROM INTERUPTION), ANY IMPLIED WARRANTIES ARISING FROM TRADE USAGE, COURSE OF DEALING, OR COURSE OF PERFORMANCE, OR THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND SHALL HAVE NO LIABILITY FOR THE ACCURACY OF, OR FOR DELAYS OR OMISSIONS IN, THE PROVIDED WIRLESS CONTENT SERVICES.

9. PROVIDER WARRANTIES AND REPRESENTATIONS. Provider warrants and represents that it has (a) the necessary power and authority to enter into and perform its obligations under this Agreement and has properly authorized the same by all requisite action; (b) all necessary rights to grant the license under this Agreement; and (c) the content collected from the Content Providers and associated trademarks do not


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infringe upon any intellectual property rights of any third party.
Notwithstanding any other provision in this Agreement, Provider shall defend or settle at its own expense any claim or suit against i3 arising out of or in connection with an assertion that the Wireless Content Services infringes any intellectual property rights, and Provider shall indemnify and hold i3 harmless from damages if any, finally awarded in such suit or the amount of the settlement thereof.

10. LIMITATION OF LIABILITY. In no event shall i3 be liable to anyone for any delays, inaccuracies, errors or omissions with respect to the Wireless Content Services or the transmission or delivery of all or any parts thereof, except to the extent that such delays, inaccuracies, errors or omissions are the result of the gross negligence or intentional misconduct of i3. IN NO EVENT WILL i3 OR ITS DISTRIBUTORS BE LIABLE TO ANY PARTY (A) FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES (INCLUDING BUT NOT LIMITED TO DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION AND THE LIKE), OR ANY OTHER DAMAGES ARISING IN ANY WAY OUT OF THE AVAILABILITY, USE, RELIANCE ON, OR INABILITY TO USE WIRELESS CONTENT SERVICES EVEN IF i3 HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND REGARDLESS OF THE FORM OF ACTION WHETHER IN CONTRACT, TORT OR OTHERWISE; OR (B) FOR ANY CLAIM ATTRIBUTABLE TO ERRORS, OMISSIONS, OR OTHER INACCURACIES IN ANY CONTENT.

11. INDEMNIFICATION. Provider shall indemnify, defend and hold i3, its officers, agents and employees harmless from and against any and all suits, proceedings at law or in equity, and any and all loss or damage (including reasonable attorney fees) arising out of or in connection with any claim made by any person, firm, or corporation in respect of delays, errors or omissions in providing Wireless Content Services, except that the foregoing indemnity shall not apply to the gross negligence or intentional misconduct of i3, its officers, agents or employees. i3 shall indemnify, defend and hold Provider, its officers, agents and employees harmless from and against any and all suits, proceedings at law or in equity, and any and all loss or damage (including reasonable attorney fees) arising out of or in connection with any claim made by any person, firm, or corporation that is an end-user or distributor in respect of any content provided by any Content Providers.

12. BREACH AND TERMINATION. (a) FOR CAUSE: If either party is in breach or default of any material term, condition, or covenant of this Agreement, then the non-breaching party shall give the other party written notice of such breach or default. If such breach or default shall continue for sixty (60) days after the non-breaching party gives the other party written notice, then in addition to all other rights and remedies of law or equity or otherwise, the non-breaching party may cancel this Agreement without any charge, obligation, or liability whatsoever, except as to the payment for Wireless Content Services already received and accepted by i3 and except for the obligations set forth in Sections 10 and 13 which obligations shall survive the termination of this Agreement.

         (b) INJUNCTIVE RELIEF; SPECIFIC PERFORMANCE: i3 expressly acknowledges and agrees that the benefits to be obtained by Provider pursuant to this Agreement, and Provider's business relationship with i3 are unique and have value to Provider which would be difficult or impossible to quantify. i3 further acknowledges that, in the event of a breach of this Agreement by i3, (i) damages resulting from such breach would be difficult or impossible to quantify, and
(ii) the harm suffered by Provider as a result of such breach would be irreparable and could not be compensated solely by an award of money damages. Therefore, i3 expressly agrees that, in the event of a breach or threatened breach of this Agreement by i3, in addition to all other remedies available to Provider (expressly including, but not limited to, money damages to the extent calculable), Provider shall be entitled to injunctive relief to prevent or enjoin such breach (including temporary and preliminary injunctive relief) expressly including specific performance hereof. I3 further agrees that Provider shall not be required to post any bond or surety as a condition to such relief, and, if such surety shall be required by any court granting such relief, i3 irrevocably agrees that a bond in the amount of $10,000 shall be sufficient surety.


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13. CONFIDENTIALITY. (a) Any i3 information, whether business or technical information, written, oral, or otherwise (collectively "i3's Information"), furnished to Provider under this Agreement or in contemplation hereof shall remain i3's property. At i3's request, Provider shall return promptly to i3 all copies in written, graphic or other tangible form of such i3's Information. Provider agrees to keep all i3's Information confidential unless Provider had previous knowledge and had no obligation to keep it confidential, i3 has subsequently made it public, or a third party has lawfully made it public. Provider shall only use i3's Information for the purpose of providing Information Services under this Agreement.

         (b) Any Provider information, whether business or technical information, written, oral, or otherwise (collectively "Provider's Information"), furnished to i3 under this Agreement or in contemplation hereof shall remain Provider's property. At Provider's request, i3 shall return promptly to Provider all copies in written, graphic or other tangible form of such Provider's Information. i3 agrees to keep all Provider's Information confidential unless i3 had previous knowledge and had no obligation to keep it confidential, Provider has subsequently made it public, or a third party has lawfully made it public. i3 shall only use Provider's Information for the purpose of providing Wireless Content Services under this Agreement.

         (c) Provider and i3 agree that they shall use commercially reasonable, good faith efforts to keep the terms of this Agreement confidential. Provider and i3 acknowledge that i3 has an obligation to disclose this Agreement and certain of its terms to the Securities and Exchange Commission pursuant to applicable law. i3 shall request confidential treatment of any such disclosure.

14. AUDIT RIGHTS. Upon ten (10) business days prior written notice at any time during the Term or for a period of one (1) year thereafter but no more than once during any twelve (12) month period, either party and its representatives shall have the right during normal business hours and at such party's expense to examine and make copies and extracts from the books and records of the other party relating to the Wireless Content Services or to Provider's distribution of content per section 2. (b). for the purpose of verifying the accuracy of statements and payments and the performance of each party's obligations hereunder.

15. FORCE MAJEURE. Notwithstanding anything herein to the contrary, i3, Content Providers or Provider shall not be required to perform or observe their respective obligations in this Agreement (except for obligations to make payments) if prevented or hindered from doing so by any circumstances beyond their reasonable control.

16. ASSIGNMENT. Neither Provider nor i3 may assign this Agreement, either voluntarily or by operation of law, without the prior written consent of the other party hereto; provided, however, that (a) in the event of a consolidation or merger of i3 involving all or substantially all of i3's assets, i3 may assign this Agreement to its successor in interest provided that such successor undertakes to fulfill all of i3's obligations hereunder; and (b) in the event of a consolidation or merger of Provider involving all or substantially all of Provider's assets, Provider may assign this Agreement to its successor in interest provided that such successor undertakes to fulfill all of Provider's obligations hereunder.

17. CHOICE OF LAW. This Agreement will be controlled by the laws of the State of New York without regard to its conflict of laws rules. Any action brought in connection with this Agreement shall be filed in the County of New York in the State of New York.

18. ENTIRE AGREEMENT. This Agreement represents the entire understanding between the parties and supersedes all previous agreements and understandings, written or oral, which may have been entered into prior to the date of execution hereof. In the event of a conflict between the terms of this Agreement and any Appendix attached hereto, the terms of the Appendix shall prevail. In the event of a conflict between the terms of this Agreement and Provider's purchase order(s), if any, the terms of this Agreement


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shall prevail. This Agreement shall not be altered except by written agreement executed by the parties hereto. No waiver by either party of any breach or default hereunder shall be deemed to be a waiver of any preceding or subsequent breach or default. This Agreement shall not be effective until executed by an authorized officer of i3 at its Stamford, CT headquarters.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed as of the date set forth above.

i3 MOBILE, INC.                                BROADCASTENTERTAINMENT.COM

BY:                                            BY:
   -----------------------------                  -----------------------------

NAME:                                          NAME:
     ---------------------------                    ---------------------------

TITLE:                                         TITLE:
      --------------------------                     --------------------------



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                                   APPENDIX A
                                   EXCLUSIVITY

A. Subject to the terms of this Agreement, Provider is granted an exclusive right to provide i3 with wireless content strictly within the following entertainment related areas:

1. Movie Reviews, Trailers, Listings and related Transactional Services
2. Concert Information and Related Transactional Services
3. . Animation Offerings/Cartoon Network
4. AM/FM Radio Broadcasts and Listings
5. Video Downloads with or without Interactive Availability Menu
6. Music Downloads with or without Interactive Availability Menu



B. The following are the "Existing Contracts" for purposes of this agreement:

Sony Corporation and associated properties
NBC Interactive Properties
Culturefinder
Tourdates
Uwire

C. Provider will deliver the following Content Providers as part of this
Agreement:

Broadcast America.com
BaliHai.com
Broadcast Hollywood.com or Hollywood Stock Exchange.com

         In addition to the foregoing, i3 agrees that LTV and FTV are approved Content Providers but nothing herein shall require Provider to provide Content from LTV and/or FTV.

D. Nonexclusive Rights:

1.       Restaurant Reservations, Listings and Information
2.       Any other Entertainment Related Content not set forth in subsection A.


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





                                   APPENDIX B

                 WIRELESS CONTENT SERVICES DESCRIPTION AND FEES

A. Rights Fees

In consideration of the exclusive rights being granted by i3 to Provider hereunder, Provider shall [*], relating to advertising on broadcast radio, which [*] may be used at any time during the term of this Agreement and when [*] are available to Provider [*].

Provider agrees, upon request of i3, to use commercially reasonable best efforts to [*].

B. Allocation of Net Proceeds

Net proceeds will be [*]. Net proceeds shall be defined as proceeds derived from the worldwide marketing of Wireless Content Services by i3 or Provider, as the case may be, less any and all costs associated with generating such proceeds including, but not limited to, content, distribution, billing and collection expenses and any other expenses associated with generating such proceeds fees due distributors.


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


                                   APPENDIX C

                    WIRELESS CONTENT DELIVERY SPECIFICATIONS

To Be Provided



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


                                   APPENDIX D
                       FORM OF CONTENT PROVIDER AGREEMENT

                             DISTRIBUTION AGREEMENT

This Distribution Agreement ("Agreement") is entered into by and between ____________ ("Provider"), a ________ corporation with its principal offices at
___________________, and (" "), a corporation, with its principal offices at

1.   Definitions

     a. Content Providers. The term "Content Providers" means third parties from whom the Provider acquires the right to distribute Content provided or made available as part of the Service.

     b. Service. The term "Service" means the electronic content and transactional services identified in Exhibit A to this Agreement.

     c. Content. The term "Content" means all information and material, whether or not protected by copyright, including but not limited to text, images, and other multimedia data, provided or made available
         to             as part of the Service.

     d.  Resellers. The term "Resellers" means third parties through       which
         distributes the Service to Users, subject to the terms of this Agreement.

     e.  Users. The term "Users" means all third parties to whom          may
         license, sell, transfer, make available or otherwise distribute the Service.

2.   Distribution

     a. Grant of Rights. Subject to the terms and conditions of this Agreement, Provider grants a nonexclusive license and right to distribute the Service to Resellers and Users in the Territory. Resellers shall have the right to market the Service and distribute the Service to Users.
         Nothing herein precludes          from entering into similar agreements
         with other content providers offering the same or substantially the same Content as Provider.

     b. Territory. Wireless telephones, pagers, PDAs, receivers, transmitters and all other Internet enabling wireless devices for worldwide distribution.

     c.  Exclusive. Provider grants          a three-year period of exclusivity,
         to start concurrent with the signing of this agreement. During this period of exclusivity Provider shall not permit the Service to be used by any other party including Provider in the Territory defined in 2(b), above.

3.   Marketing

     a.  Expenses.             shall be responsible for all expenses incurred by
                     in connection with the promotion and marketing of the Service.

     b.  Prior Approval. Provider and         agree to submit to the other party
         for written approval all press releases, advertising and other promotional materials that use Service names or a party's company name not less than fifteen (15) days before the proposed use. Each party shall not unreasonably withhold its approval. Unless notice of approval or disapproval is received within (10) days of receipt of promotional materials, approval shall be deemed


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

         granted. Either party, however, may identify the other in its published listing of available services or Distributors without such written approval.

4.   Delivery of the Service

     a.  Provision of the Service. Subject to the terms and conditions of this
         Agreement, Provider shall provide the Service to             via e-mail
         or other mutually agreed upon electronic means.

     b.  Timeliness. Provider shall use commercially reasonable efforts to
         maintain the timeliness of the Content.              acknowledges that,
         in part, Provider relies on the performance of Content Providers outside the control of Provider in order to provide the Service.

     c.  Modifications.           shall not edit, abridge, rewrite or in any way
         alter the Content of the Service or create any work derived from the Content of the Service, that changes its meaning or tone. Provider
         agrees that            may make changes to the content to meet wireless
         display equipment formats.

     d.  Review by Provider. Throughout the term of this Agreement,        shall
         provide Provider reasonable access to        's system for distribution
         of the Service to Users for the sole purpose of reviewing           's
         implementation of the Service.

     e. Audit. Provider or its representative may, during business hours and upon reasonable notice, inspect and audit the relevant books and
         records of           for the sole purpose of verifying all information
         related to payments under this Agreement. Such inspection and audit shall be at the expense of the Provider.

5.   Reporting and Payment

     a.  Reporting.         shall provide to Provider by the 15th of each month
         a report indicating the number of users of the Service for the prior calendar month.

     b.  Payment Schedule.            shall pay Provider the Monthly Fees set
         forth in the Payment Schedule in Exhibit B.

     c.  Notwithstanding anything contained herein to the contrary, provider
         grants          the right to offer Content to all Distribution Partners
         at no charge for a period not to exceed ninety (90) days from the date Content is first made available to end-users of such Distribution Partner.

6.   Term and Termination

     a. Term. This Agreement commences on the date of the last signature hereto or the first commercial distribution of the Service, whichever occurs first (the "Effective Date"), and shall remain in effect for an Initial Term of two (2) years. This Agreement shall renew automatically for successive one year Renewal Terms unless either party notifies the other party in writing, at least ninety (90) days be fore the end of the Initial Term or any Renewal Term, of its election not to renew.

     b. Termination. Either party may terminate this Agreement at any time if the other party breaches any material provision of this Agreement. Such termination shall take effect (i) if the breach is incapable of cure, then immediately upon the breaching party's receipt of a


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


         written notice of termination which identifies the breach, or (ii) if the breach, capable of being cured, has not been cured within sixty
         (60) days after receipt of written notice from the non-breaching party identifying the breach, then immediately upon receipt of a written notice of termination received within thirty (30) days of the end or such sixty (60) day period.

     c. Insolvency. Either party may terminate this Agreement by written notice to the other if the other party becomes insolvent, makes a general assignment for the benefit of creditors, permits the appointment of a receiver for its business or assets, or takes steps to wind up or terminate its business.

     d.  Obligations upon Termination.  Effective upon termination of the
         Agreement,         shall not license, sell, transfer, make available or
         otherwise distribute the Service or Content nor access, use or retransmit the Service or Content. Within thirty (30) days of termination, shall (i) report to and pay Provider all amounts owed under this Agreement, and (ii) for all Content, either (A) erase and purge the Content from any on-line and off-line storage media and certify, in writing to Provider that such eraser and purge has been completed, or (B) certify, in writing, to Provider that certain Content has been retained in creating back-ups during the normal course of business and that such Content shall not be used in any manner whatsoever without the prior consent of the Provider.

7.   Content

             acknowledges that this Agreement does not transfer to            ,
     Resellers or Users any proprietary right, title or interest, including copyright, in and to the Content made available as part of the Service.

8.       Warranties

     (a) Provider warrants that it has all necessary right, power and authority
         to provide Content and Service to           for the term hereunder. In
         addition, Provider warrants that neither the license nor use as permitted hereunder will in any way constitute an infringement or other violation of any trademark, copyright, patent, trade secret or other intellectual property right of any third party. Provider shall
         indemnify and hold           harmless from and against all liabilities
         that may result by reason of any infringement or claim of infringement of any patent, trademark, copyright, trade secret or other proprietary right relating to the Content and/or Service delivered hereunder. Provider will defend and/or settle at its own expense any action
         brought against          to the extent that it is based on a claim that
         Content and/or Service infringe any patent, trademark, copyright, trade secret or other proprietary right.

     (b) EXCEPT AS SPECIFICALLY SET FORTH IN (a) ABOVE, EACH PARTY DISCLAIMS ALL OTHER WARRANTIES, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, RELATING TO THIS AGREEMENT, PERFORMANCE UNDER THIS AGREEMENT, THE SERVICE AND CONTENT, AND EACH PARTY'S COMPUTING AND DISTRIBUTION SYSTEM.

9.   Limitation of Liability



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     Except for Provider's indemnification for proprietary right infringement, in no event shall either party be liable to the other for any direct, indirect, special, exemplary or consequential damages, including lost profits, whether or not foreseeable or alleged to be based on breach of warranty, contract, negligence or strict liability, arising under this Agreement or any performance under this Agreement.

10.  Notices

     All notices and demands hereunder shall be in writing and delivered by hand delivery, certified or registered mail, return receipt requested, express delivery service or confirmed facsimile transmission at the addresses set forth above (or at such different address as may be designated by either party by written notice to the other party). Delivery shall be deemed to occur (i) if by hand delivery, upon such delivery, (ii) if by mail, express delivery service upon such delivery, and (iii) if by facsimile transmission, upon receipt of confirmation.

11.  General Terms and Conditions

     a. Not Agent. Neither party shall be considered an agent of the other party nor shall either party have the authority to bind the other party.

     b. No Assignment. Neither party may assign this Agreement without the written consent of the other party; provided, however, that either party may assign this Agreement as part of a transaction in which substantially all of the assets related to its rights and obligations under this Agreement are assigned to a third party.

     c. Governing Law. This Agreement and performance hereunder shall be construed and governed by the laws of the State of New York.

     d. Severability. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such provision(s) had never been contained herein, provided that such provision(s) shall be curtailed, limited or eliminated only to the extent necessary to remove the invalidity, illegality or unenforceability.

     e. Waiver. No waiver of any breach of any of the provisions of this Agreement shall be deemed a waiver of any preceding or succeeding breach of the same or any other provisions hereof. No such waiver shall be effective unless in writing and then only to the extent expressly set forth in writing.

     f. Complete Agreement. The parties agree that this Agreement is the complete and exclusive statement of the agreement between the parties, which supersedes and merges all prior proposals, understandings and other agreements, oral or written, between the parties relating to this Agreement.

     g. Amendment. This Agreement may not be modified, altered or amended except by written instrument duly executed by both parties.

     h. Attorney's Fees. Should any action be brought by either party to enforce the provision of this Agreement, the prevailing party, whether by settlement, adjudication or arbitration, shall have the right to collect reasonable attorneys' fees, expenses and costs form the nonprevailing party.

     i. Not Inference Against Author. No provision of this Agreement shall be interpreted against any party because such party or its legal representative drafted such provision.


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


     j. Headings. The headings used in this Agreement are for convenience only and are not to be construed to have a legal significance.

AGREED:


--------------------                                 Provider, by:
by:



--------------------                                 -------------------
Signature                                            Signature



--------------------                                 --------------------
Printed Name                                         Printed Name



--------------------                                 --------------------
Title                                                Title


--------------------------------------------------------------------------------
Date:    _______________                                Date:  _______________
--------------------------------------------------------------------------------



EXHIBIT A

The Service
The Provider agrees to deliver or make available to


EXHIBIT B

Payment Schedule


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



                                   APPENDIX E
                               ADDITIONAL SERVICES
                              STATEMENT OF WORK #1

Provider hereby retains i3 to provide services to update Provider's website to provide for the delivery of content and related services directly to wireless devices and to offer Provider the capability to offer these web to wireless services to up to five (5) affiliated companies.

Charges for i3's initial consultation, web site design, development and deployment services and deliverables shall be based on a [*]. The agreed upon value for the services and deliverables shall be [*] payable in three installments as follows: [*] payable immediately upon execution of this Agreement; [*] payable upon successful completion of Milestone Checkpoint #1 and [*] payable upon successful completion of Milestone Checkpoint #2.

I. The parties agree to the following schedule:

A. The Initial Consultation and Scoping Phase commenced on January 11, 2000, prior to the execution date of this agreement. The parties agree that any activities performed by i3 prior to the execution date of this Statement of Work shall be incorporated into and be governed by the terms hereof. The initial consultation phase is primarily a fact-finding exercise whereby i3 will work with Provider to scope the wireless needs of Provider's business. It is anticipated that this phase will be completed by no later than February 29, 2000.

B. The Detailed Design Phase shall commence immediately upon the conclusion of the Initial Consultation and Scoping Phase. During this phase the parties will work together to produce mutually agreed upon specifications for the final wireless solution based on the findings of the Initial Consultation and Scoping Phase. It is anticipated that this phase will be completed by no later than March 31, 2000.

C. MILESTONE CHECK POINT #1: Provider understands that payment of the second installment due hereunder shall be deemed complete acceptance of i3's products and services under A and B above.

D. The Wireless Solution Development Phase shall commence immediately upon the successful completion of the Detailed Design Phase. Based on the specifications developed during the Detailed Design Phase, i3 shall begin building Provider's wireless solution. It is anticipated that a version of the solution ready for testing shall be completed by May 15, 2000.

E. The Testing and Feedback Phase shall commence immediately upon the delivery of the initial version of the solution. Provider shall test the solution and i3 shall offer Provider full support services during this testing and feedback phase. The Testing and Feedback Phase shall end no later than June 10, 2000.

F. The Deployment and Implementation Phase shall commence immediately upon the conclusion of the Testing and Feedback Phase. i3 undertakes to incorporate mutually agreed upon enhancements to the wireless solution and to perform final QA and prepare the solution


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

     for deployment and implementation by Provider. The Deployment and Implementation Phase shall end no later than June 30, 2000.

G. MILESTONE CHECK POINT #2: Provider understands that payment of the third installment due hereunder shall be deemed complete acceptance of i3's products and services under D, E and F above.

H. Maintenance and Support Services. Under this Statement of Work #1, i3 will provide maintenance and support services for the deliverables through December 31, 2000.


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


                                    EXHIBIT A
                       EXISTING DISTRIBUTION ARRANGEMENTS

WIRELESS NETWORK OPERATORS

We have entered into relationships with a number of leading telecommunications carriers and wireless network operators in order to facilitate widespread distribution of our services and to grow our user base. We have established relationships with wireless network operators that represent more than 50% of the North American market for wireless phone users at June 30, 1999. Marketing fee arrangements provide incentives to our wireless network operator distributors to promote our products and services. Although the terms of each wireless network operator distribution agreement differ, the standard agreement we use is nonexclusive, has a term of one to three years, automatically renews for continuous one year terms and may be terminated by either party on notice, with or without cause. Some of the wireless network operators with which we have distribution relationships include:

PrimeCo PCS
AT&T Digital PCS
SBC Communications Inc.
AT&T PocketNet
Southwestern Bell Mobile
AirTouch Cellular Systems, Inc.
Bell Mobility Cellular, Inc. (Canada)
Pacific Bell
BellSouth Wireless Data
Cellular One (Boston, Cellular One of Oregon Baltimore, Washington, D.C.) CFW Wireless
SkyTel
Clearnet PCS
Triton PCS
MTT Mobility (Canada)
TSR Wireless
Omnipoint Communications Services
United States Cellular
PageMart
U.S. West Wireless


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